CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF TRUST

OF

OLD MUTUAL FUNDS III

This Certificate of Amendment amends the Certificate of Trust of Old Mutual Funds III (the “Trust”) filed with the State of Delaware on November 21, 2007 (the “Certificate”).

1.	The Certificate is hereby amended as follows:

ARTICLE II

The name and business address of at least one of the Trustees meeting the requirements of § 3801 of the Act:

Julian F. Sluyters 4643 South Ulster Street, Suite 600 Denver, Colorado 80237	John R. Bartholdson 4643 South Ulster Street, Suite 600 Denver, Colorado 80237

Jettie M. Edwards 4643 South Ulster Street, Suite 600 Denver, Colorado 80237	Robert M. Hamje 4643 South Ulster Street, Suite 600 Denver, Colorado 80237

Jarrett B. Kling 4643 South Ulster Street, Suite 600 Denver, Colorado 80237	Albert A. Miller 4643 South Ulster Street, Suite 600 Denver, Colorado 80237

L. Kent Moore 4643 South Ulster Street, Suite 600 Denver, Colorado 80237	Thomas M. Turpin 4643 South Ulster Street, Suite 600 Denver, Colorado 80237

Leigh A. Wilson 4643 South Ulster Street, Suite 600 Denver, Colorado 80237

2.         This Certificate of Amendment shall become effective upon its filing with the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of February, 2008.

/s/ Julian F. Sluyters
Julian F. Sluyters
Trustee